EXHIBIT 99.1

Dolphin Entertainment Announces Receipt of Notice from Nasdaq Regarding Delayed Filing of Annual Report on Form 10-K

MIAMI, FL Dolphin Entertainment (NASDAQ:DLPN), a leading entertainment marketing and premium content production company, filed a Notification of Late Filing on Form 12b-25 indicating that the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”) would be delayed. In addition, the Company filed a Form 8-K indicating that the Company would be unable to file its Annual Report within the 15-day extension. As expected, Dolphin received a notice from The Nasdaq Stock Market LLC stating that because the Company has not yet filed its Form 10-K, the Company is no longer in compliance with Nasdaq Listing Rule 5250(c)(1), which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”).

This notification has no immediate effect on the listing of the Company’s shares on Nasdaq. However, if the Company fails to timely regain compliance with the Nasdaq Listing Rule, the Company’s common stock will be subject to delisting from Nasdaq.

Under Nasdaq rules, the Company has 60 calendar days to either file the Form 10-K or to submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rule. If the Company does not file the 10-K but submits a plan to regain compliance, and Nasdaq accepts the Company’s plan, then Nasdaq may grant the Company up to 180 days from the prescribed due date for filing the Form 10-K to regain compliance. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

The Company expects to file the Form 10-K within the 60-day period described above, which would eliminate the need for the Company to submit a formal plan to regain compliance.

About Dolphin Entertainment
Dolphin Entertainment is a leading independent entertainment marketing and production company. Through our subsidiaries 42West, The Door, Shore Fire Media and B/HI (a division of 42West), we provide expert strategic marketing and publicity services to many of the top brands, both individual and corporate, in the film, television, music, gaming and hospitality industries. All three PR firms were ranked among a recent Observer's "Power 50" PR Firms in the United States, an unprecedented achievement. Viewpoint Creative and Be Social complement their efforts with full-service creative branding and production capabilities as well as social media and influencer marketing services. Dolphin's legacy content production business, founded by Emmy-nominated CEO Bill O'Dowd, has produced multiple feature films and award-winning digital series. In early 2022, Dolphin launched WCIP (pronounced We Come In Peace), its new marketing, consulting and communications agency focused solely on developing and marketing blockchain, metaverse and Web3 projects and initiatives, for both current and future clients, as well as wholly-owned project investments. WCIP is comprised of executives across all six of Dolphin's wholly-owned subsidiaries and provides expanded service offerings to the more than two dozen active Web3 projects and partners on Dolphin companies' rosters. To learn more, visit: https://www.dolphinentertainment.com.

This press release contains 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements may address, among other things, Dolphin Entertainment Inc.'s offering of common stock as well as expected financial and operational results and the related assumptions underlying its expected results. These forward-looking statements are distinguished by the use of words such as "will," "would," "anticipate," "expect," "believe," "designed," "plan," or "intend," the negative of these terms, and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, Dolphin Entertainment's actual results may differ materially from the results discussed in its forward-looking statements. Dolphin Entertainment's forward-looking statements contained herein speak only as of the date of this press release. Factors or events Dolphin Entertainment cannot predict, including those described in the risk factors contained in its filings with the Securities and Exchange Commission, may cause its actual results to differ from those expressed in forward-looking statements. Although Dolphin Entertainment believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved, and Dolphin Entertainment undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

CONTACT:
James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com